UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Home BancShares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arkansas	000-51904	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100 Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)

(501) 339-2929
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2021, the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws amend and restate the Company’s Restated Bylaws, which were adopted on March 13, 2006. The Bylaws (i) update the listed corporate officers, clarify their term in office and add descriptions of their roles consistent with current practices; (ii) adopt advance notice procedures that require shareholders to notify and provide certain information to the Company not less than 90 days nor more than 120 days prior to a shareholder meeting for an item of business or director nominee proposed by the shareholder outside of the Company’s proxy materials to be properly brought before such meeting; (iii) allow the Company to hold shareholder meetings by means of remote communication to the extent permitted by Arkansas law; (iv) permit the electronic signature and transmission of certain documents, including proxies and written consents of the Board acting in lieu of a meeting; (v) adopt a forum selection provision; (vi) make general updates to conform to current Arkansas law and common practice; and (vii) make certain other ministerial clarifications and updates.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver or a Provision of the Code of Ethics.

On January 22, 2021, the Company’s Board adopted revisions to its Corporate Code of Ethics for Directors, Officers and Employees (the “Code”). The revisions to the Code were adopted to reflect current best practices, improve readability and more clearly communicate the Company’s expectations regarding ethical business conduct. The changes to the Code include, among other things: (i) expanded provisions relating to the documentation of potential conflicts of interest, (ii) expanded provisions relating to compliance with applicable, laws, rules, regulations and the Code, (iii) addition of provisions relating to compliance with anti-corruption and anti-bribery laws, (iv) revised and expanded provisions relating to reporting illegal or unethical behavior, (v) revised provisions relating to the Company’s policy on non-retaliation for employees that report in good faith and in accordance with the Code, and (vi) other administrative and non-substantive amendments.

The adoption of the revisions to the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Code.

The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Home BancShares, Inc.

14.1	Home BancShares, Inc. Corporate Code of Ethics for Directors, Officers and Employees

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	January 28, 2021	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer